Exhibit 99.06
Southern Company
Kilowatt-Hour Sales
(In Millions of KWHs)

	Three Months Ended June				Year-to-Date June
As Reported (See Notes)	2013	2012	Change	Weather Adjusted Change	2013	2012	Change	Weather Adjusted Change*
Kilowatt-Hour Sales-
Total Sales	44,808	46,964	(4.6)%		88,378	88,488	(0.1)%

Total Retail Sales-	38,392	39,550	(2.9)%	(0.5)%	75,467	75,808	(0.4)%	(0.7)%
Residential	11,770	12,431	(5.3)%	(0.5)%	24,117	23,835	1.2%	(0.7)%
Commercial	13,171	13,744	(4.2)%	(1.6)%	25,272	25,702	(1.7)%	(0.7)%
Industrial	13,226	13,146	0.6%	0.6%	25,625	25,812	(0.7)%	(0.7)%
Other	225	229	(1.9)%	(1.9)%	453	459	(1.1)%	(1.3)%

Total Wholesale Sales	6,416	7,414	(13.5)%	N/A	12,911	12,680	1.8%	N/A

Notes
* Also reflects reclassification of January 2012 KWH sales among customer classes consistent with actual advanced meter data. Use of actual advanced meter data was implemented during the first quarter of 2012.

- Certain prior year data has been reclassified to conform with current year presentation.

- All figures in this earnings release are preliminary and remain subject to the completion of normal quarter-end accounting procedures and adjustments, which could result in changes to these preliminary results. In addition, certain classifications and rounding may be different from final results published in the Form 10-Q.